SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2003

INVESTORS FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26996	04-3279817
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (617) 937-6700

No change since last report
(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure.

The undersigned Registrant furnishes the following information under Items 9 and 12.

A.  Press Release dated July 16, 2003

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES SECOND QUARTER EARNINGS

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, July 16, 2003 - Investors Financial Services Corp. (Nasdaq: IFIN) reported second quarter diluted operating earnings per share of $0.32, an increase of 23% from $0.26 in the second quarter of 2002. Net operating income for the second quarter was $21.3 million, up 23% from $17.3 million in the second quarter of 2002. For the six months ended June 30, 2003, the Company reported diluted operating earnings per share of $0.61, an increase of 22% from $0.50 for the same period in 2002. Net operating income for the six months ended June 30, 2003 was $40.6 million, an increase of 22% from $33.4 million for the same period of 2002. Prior year diluted earnings per share reflect the two-for-one stock split which occurred on June 14, 2002.

Diluted operating earnings per share and net operating income for the second quarter of 2003 exclude the partial reversal of a previously recorded tax accrual arising from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003.  Diluted operating earnings per share and net operating income for the first six months of 2003 exclude the net effect of the first quarter 2003 tax accrual and its later partial reversal resulting from our settlement with the Massachusetts Department of Revenue.  The change in tax law disallowed a dividends received deduction taken by Investors Bank & Trust Company on dividends it had received since 1999 from a wholly-owned real estate investment trust.  As previously reported, in the first quarter of 2003 the Company accrued approximately $13.9 million, or $0.21 per share, net of federal income tax benefit, as a result of the change in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  In the second quarter of 2003, the Company settled this disputed tax issue, agreeing to pay 50% of the liability.  As a result, the Company reversed the previous tax accrual by approximately $6.7 million, or $0.10 per share, net of federal income taxes. The Company’s income statements for the three and six month periods ended June 30, 2003 each reflect a reversal in the amount of $6.7 million, net of federal income taxes, of the tax accrual previously recorded.

This press release includes both an income statement based on GAAP and a pro forma operating income statement that excludes the effects of the one-time tax accrual and its partial reversal, measures which management considers a more useful depiction of the Company’s actual results of operations.

Including the partial reversal of the tax accrual, GAAP net income for the second quarter was $28.0 million and GAAP diluted earnings per share were $0.42. For the six months ended June 30, 2003, the Company recorded GAAP net income of $33.4 million and GAAP diluted earnings per share of $0.50, both of which include the original tax accrual and its partial reversal.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented,  “The second quarter of 2003 represented another period of outstanding performance by Investors Financial Services marked with significant accomplishments. Our assets processed increased over 14% during the quarter to approximately $897 billion. We were selected by Barclays Global Investors Canada Limited (“BGICL”) to provide outsourcing services for approximately $22 billion in assets. We settled the Massachusetts REIT tax matter and had the Mopex litigation dismissed without payment. Given these achievements, we remain confident in our ability to meet our diluted operating earnings per share target of $1.30 and our GAAP diluted earnings per share target of $1.19 for 2003.”

Net operating revenue for the second quarter grew 11% to $121.3 million from $109.7 million for the same period in 2002. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $62.1 million for the second quarter, up 5% from $59.3 million from the same period in the prior year. Revenue from value-added services including securities lending, foreign exchange, cash management, and investment advisory services increased to $20.4 million for the quarter, up 32% from $15.4 million in the second quarter of 2002. Net interest income grew 11% to $38.2 million for the second quarter of 2003 from $34.4 million for the same period in 2002. Operating expenses were $89.7 million for the second quarter of 2003, up 6% from $84.4 million for the same period in 2002. Assets processed for clients totaled approximately $897 billion at June 30, 2003 compared to $784 billion at March 31, 2003.

Today the Company also announced that its Board of Directors declared a cash dividend of $0.015 per share on its common stock.  The dividend is payable August 15, 2003 to stockholders of record as of July 31, 2003. Investors Financial will broadcast a conference call, via the Internet, today, July 16, 2003 at 9:00 a.m. EDT. The call will be accessible on Investors Financial’s home page at http://www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2661, confirmation code 426571.  Recorded replays of the conference call will be available at www.ibtco.com or by dialing (719) 457-0820, confirmation code 426571.

Investors Financial Services Corp. provides services for a variety of financial asset managers such as mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, and value added services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at http://www.ibtco.com.

This news release contains forward-looking statements (statements which are not historical facts). These statements, such as Mr. Sheehan’s statements regarding the Company’s 2003 operating and GAAP earnings estimates, are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the performance of global financial markets, changes in interest rates, and the Company’s ability to continue to manage its costs and sell its services to new and existing customers. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Form 10-Q for the quarter ended March 31, 2003 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

INVESTORS FINANCIAL SERVICES CORP.
CONDENSED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2003	2002
ASSETS
Securities purchased under resale agreements	$110,000	$—
Securities held to maturity	4,020,891	3,438,689
Securities available for sale	3,693,905	3,272,465
Loans, net of reserve	126,703	143,737
Non-marketable equity securities	50,000	50,000
Goodwill	79,969	79,969
Other non-earning assets	272,592	229,917
TOTAL ASSETS	$8,354,060	$7,214,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Interest-bearing deposits	$2,712,585	$2,702,822
Non-interest bearing deposits	859,871	630,096
Total deposits	3,572,456	3,332,918
Securities sold under repurchase agreements	3,086,912	2,301,974
Short-term and other borrowings	887,924	741,107
Due to brokers for open trades payable	190,305	286,843
Other liabilities	103,163	85,676
TOTAL LIABILITIES	7,840,760	6,748,518
Minority interest/Trust preferred securities	23,317	23,303
Stockholders’ equity	489,983	442,956
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,354,060	$7,214,777

INVESTORS FINANCIAL SERVICES CORP.
SELECTED FINANCIAL DATA (unaudited)
(in thousands, except per share amounts)

GAAP Earnings
	Quarter Ended			Six Months Ended
	June 30,			June 30,
Statement of Income Data:	2003		2002	2003		2002
Net interest income	$38,168		$34,380	$77,537		$70,117
Asset servicing and other fees	83,151		75,334	156,795		145,251
Net operating revenue	121,319		109,714	234,332		215,368
Operating expenses	89,711		84,364	174,158		166,472
Income before income taxes and minority interest	31,608		25,350	60,174		48,896
Provision for income taxes	3,207		7,636	25,980		14,730
Minority interest expense, net of income taxes	381		397	762		794
Net income	$28,020		$17,317	$33,432		$33,372
Diluted earnings per share	$0.42		$0.26	$0.50		$0.50

Pro Forma Operating Earnings
	Quarter Ended			Six Months Ended
	June 30,			June 30,
Statement of Income Data:	2003		2002	2003		2002
Net interest income	$38,168		$34,380	$77,537		$70,117
Asset servicing and other fees	83,151		75,334	156,795		145,251
Net operating revenue	121,319		109,714	234,332		215,368
Operating expenses	89,711		84,364	174,158		166,472
Income before income taxes and minority interest	31,608		25,350	60,174		48,896
Provision for income taxes	9,907	(1)	7,636	18,780	(2)	14,730
Minority interest expense, net of income taxes	381		397	762		794
Net operating income	$21,320		$17,317	$40,632		$33,372
Diluted operating earnings per share	$0.32		$0.26	$0.61		$0.50

Average Balance Sheet Data:
Interest earning assets	$7,351,686		$5,615,034	$7,043,450		$5,361,479
Total assets	8,112,144		5,953,392	7,646,837		5,694,862
Total deposits	2,906,979		2,008,712	2,785,886		2,086,158
Common stockholders’ equity	473,085		381,723	467,786		372,763

(1) Provision for second quarter 2003 income taxes excludes the reversal of $6,700 of income tax benefit, net of federal taxes, due to the Company settling its REIT tax dispute with the Commonwealth of Massachusetts Department of Revenue.  The effect of the exclusion is a decrease in net income of $0.10 per share.

(2) Provision for the six months ended June 30, 2003 excludes a tax accrual of $13,900 related to a retroactive tax law change by the Commonwealth of Massachusetts disallowing a 95% dividends received deduction on dividends that Investors Bank & Trust Company received from its wholly-owned real estate investment trust and excludes the subsequent reversal of $6,700 of the provision, net of federal taxes, due to the Company settling its REIT tax dispute with the Commonwealth of Massachusetts Department of Revenue. The effect of the exclusions is an increase in net income of $0.11 per share.

 B. Financial Highlights

Investors Financial Services Corp.
Financial Highlights
Quarter Ended June 30, 2003

Table of Contents

Consolidated Statement of Income/Share Information
Condensed Consolidated Balance Sheet
Average Balance Sheet
Asset Servicing Fees

Investors Financial Services Corp. Consolidated Statement of Income (unaudited) For the Quarter Ended June 30, 2003
(Dollars in thousands, except per share data)
Net Interest Income
Interest income	$61,205
Interest expense	23,037
Net interest income	38,168

Noninterest income
Asset servicing fees	82,493
Other operating income	658
Total noninterest income	83,151
Net operating revenue	121,319

Operating Expenses
Compensation and benefits	50,964
Technology and telecommunications	9,559
Transaction processing services	9,531
Occupancy	7,205
Depreciation and amortization	6,606
Professional fees	2,062
Travel and sales promotion	1,083
Other operating expenses	2,701
Total operating expenses	89,711

Income Before Income Taxes and Minority Interest	31,608

Provision for income taxes	3,207
Minority interest expense, net of income taxes	381

Net Income	$28,020
Earnings Per Share (diluted)	$0.42

Share Information
For the Quarter Ended (unaudited)
June 30, 2003

Common Stock Outstanding at June 30, 2003	65,138,599

Weighted Average Diluted Shares at June 30, 2003	66,301,419

Investors Financial Services Corp.
Condensed Consolidated Balance Sheet (unaudited)
June 30, 2003

(Dollars in thousands)

Assets

Securities purchased under resale agreements	$110,000
Securities held to maturity	4,020,891
Securities available for sale	3,693,905
Loans, net of reserve	126,703
Non-marketable equity securities	50,000
Goodwill, net	79,969
Other assets	272,592
Total Assets	$8,354,060

Liabilities

Interest-bearing deposits	$2,712,585
Noninterest-bearing deposits	859,871
Total deposits	3,572,456
Securities sold under repurchase agreements	3,086,912
Short-term and other borrowings	887,924
Due to brokers for open trades payable	190,305
Other liabilities	103,163
Total Liabilities	7,840,760

Minority interest/trust preferred securities	23,317

Stockholders’ Equity	489,983

Total Liabilities and Stockholders’ Equity	$8,354,060

Investors Financial Services Corp.
Average Balance Sheet (unaudited)
For the Quarter Ended June 30, 2003

(Dollars in thousands)
	Average Balance	Interest	Average Yield/Cost
Interest-earning assets
Federal funds sold and securities purchased under resale agreements	$56,385	$166	1.18%
Investment securities	7,173,275	60,109	3.35%
Loans	122,026	930	3.05%
Total interest-earning assets	7,351,686	61,205	3.33%
Allowance for loan losses	(100)
Noninterest-earning assets	760,558
Total assets	$8,112,144

Interest-bearing liabilities
Deposits
Savings	$2,433,728	$9,114	1.50%
Securities sold under repurchase agreements	3,427,845	8,079	0.94%
Short-term and other borrowings	918,503	5,844	2.55%
Total interest-bearing liabilities	6,780,076	23,037	1.36%
Noninterest-bearing liabilities
Demand deposits	282,701
Savings	92,693
Noninterest-bearing time deposits	97,857
Other liabilities	362,419
Total liabilities	7,615,746
Trust preferred stock	23,313
Equity	473,085
Total liabilities and stockholders’ equity	$8,112,144

Net interest income		$38,168

Net interest margin			2.08%

Average interest rate spread			1.97%

Ratio of interest-earning assets to interest-bearing liabilities			108.43%

Investors Financial Services Corp.
Asset Servicing Fees (unaudited)
For the Quarter Ended June 30, 2003

(Dollars in thousands)

Asset servicing fees by service lines:

Custody, accounting, and administration	$62,078
Foreign exchange	10,090
Cash management	5,632
Securities lending	2,654
Investment advisory	1,635
Other	404
Total	$82,493

 SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chief Executive Officer and
Chairman of the Board

Dated: July 16, 2003